A	C	I	ARMANDO C. IBARRA Certified Public Accountant A Professional Corporation

Armando C. Ibarra, CPA.                                                                       Members of the American Institute of Certified Public Accountants
Armando Ibarra, Jr., CPA, J.D.                                          Members of the California Society of Certified Public Accountants
                                                                                        Members of the Better Business Bureau since 1997

October 5, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Gammacan International, Inc.
(Formerly San Jose International, Inc.)
Commission File Number 0-32835

Dear Ladies and Gentlemen:

We are the former independent auditors for Gammacan International, Inc. (formerly San Jose International, Inc.). (The “Company”). We have read the statements that we understand Gammacan International, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

/s/ Oscar Ibarra
____________________________
Armando C. Ibarra, CPA, APC

371 E. Street, Chula Vista, CA 91910
Tel: (619) 422-1348                          Fax: (619) 422-1465